UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/26/2005

FREMONT MICHIGAN INSURACORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50926

MI	421609947
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

933 East Main Street, Fremont, MI 49412
(Address of Principal Executive Offices, Including Zip Code)

231-924-0300
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 4.01.    Changes in Registrant's Certifying Accountant

(a)(1) Dismissal of Independent Registered Public Accounting Firm.

      On May 26, 2005, Fremont Michigan InsuraCorp, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP ("PWC") as the independent registered public accounting firm for the Company. The Company's Audit Committee approved the dismissal of PWC as its independent registered public accounting firm.

      PWC's reports on the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2004 and 2003 and through May 26, 2005, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in their reports on the Company's consolidated financial statements for such years.

      During the years ended December 31, 2004 and 2003 and through May 26, 2005, there have been no reportable events, as defined in Item 304 (a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

      The Company has requested a letter from PWC stating whether or not PWC agrees with the above disclosure. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(a)(2) Engagement of New Independent Registered Public Accounting Firm.

      Effective May 26, 2005, the Company's Audit Committee appointed BDO Seidman, LLP ("BDO") as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2005. BDO was not consulted on any matter described in Item 304(a)(2) of Regulation S-K during the years ended December 31 2004 and 2003, or through May 26, 2005.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

      16.1 Letter from PricewaterhouseCoopers LLP dated June 1, 2005

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

FREMONT MICHIGAN INSURACORP, INC.

Date: June 02, 2005.	By:	/s/ Richard E. Dunning
Richard E. Dunning
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter from PricewaterhouseCoopers LLP dated June 1, 2005